Exhibit 99


                             Joint Filer Information


Name:                      Elan International Services, Ltd.


Address:                   102 St. James Court
                           Flatts, Smiths FL 04
                           Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    Bioject Medical Technologies, Inc.
                           (BJCT)


Date of Earliest
Transaction Required
to be Reported:            4/07/04


Signature:                 /s/  Debra Moore Buryj
                                -------------------------------------
                           Name:    Debra Moore Buryj
                           Title:  Vice President
                           ELAN INTERNATIONAL SERVICES, LTD.

                             Joint Filer Information


Name:                      Elan Pharmaceutical Investments, Ltd.


Address:                   102 St. James Court
                           Flatts, Smiths FL 04
                           Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    Bioject Medical Technologies, Inc.
                           (BJCT)


Date of Event
Requiring Statement:       4/07/04


Signature:                 /s/  Debra Moore Buryj
                           ----------------------------------------
                           Name:    Debra Moore Buryj
                           Title:  Vice President
                           ELAN PHARMACEUTICAL INVESTMENTS, LTD.